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                                                                   EXHIBIT 10.58

                                LOAN AGREEMENT

     THIS LOAN AGREEMENT (this "Agreement") is made as of June 1, 1999, by and between FFCA ACQUISITION CORPORATION, a Delaware corporation ("FFCA"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, and M&B RESTAURANTS, LC, a Texas limited liability company ("Debtor"), whose address is 28210 Dorothy Drive, Agoura Hills, California 91301.

                            PRELIMINARY STATEMENT:

     Unless otherwise expressly provided herein, all defined terms used in this Agreement shall have the meanings set forth in Section 1. Debtor has requested from FFCA, and applied for, the Loan. The Loan will be evidenced by a Note. FFCA has committed to make the Loan pursuant to the terms and conditions of this Agreement and other Loan Documents.

                                  AGREEMENT:

     In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:

     1. Definitions. The following terms shall have the following meanings for all purposes of this Agreement:

     "Action" has the meaning set forth in Section 10.A(4).

     "Affiliate" means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, "controls", "under common control with" and "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or otherwise.

     "Business Day" means any day on which FFCA is open for business other than a Saturday, Sunday or a legal holiday, ending at 5:00 PM Phoenix time.

     "Capital Lease" has the meaning set forth in Section 7.B.

     "Closing" has the meaning set forth in Section 4.

     "Closing Date" has the meaning set forth in Section 4.

     "Code" means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended.

     "Commitment" means that certain Commitment Letter dated March 3, 1999, between FFCA and Debtor, and any amendments or supplements thereto.
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     "Corporate Fixed Charge Coverage Ratio" has the meaning set forth in
Section 7.B.

     "Counsel" means legal counsel to Debtor and Guarantors, licensed in the state(s) in which (i) Debtor is incorporated or formed and (ii) Debtor and Guarantors reside or maintain a principal place of business, as applicable, as selected by Debtor and Guarantors and approved by FFCA.

     "Debt" has the meaning set forth in Section 7.B.

     "Debtor Entities" means, collectively, Debtor, Guarantors and any Affiliate of Debtor and Guarantors.

     "Depreciation and Amortization" has the meaning set forth in Section 7.B.

     "Disclosure" has the meaning set forth in Section 13.P.

     "Event of Default" has the meaning set forth in Section 10.

     "FCCR Amount" has the meaning set forth in Section 10.A(6).

     "Fee" means an underwriting, site assessment, processing and commitment fee equal to 1% of the sum of the Loan Amount, which Fee shall be payable as set forth in Section 3.

     "FFCA Entities" means, collectively, FFCA, Franchise Finance and any Affiliate of FFCA or Franchise Finance.

     "Franchise Finance" means Franchise Finance Corporation of America, a Delaware corporation, and its successors.

     "GAAP" means generally accepted accounting principles consistently applied.

     "Governmental Authority" means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority.

     "Guarantors" means William E. Prather, Marna Prather and John E. Martin.

     "Guaranty" means the unconditional guaranty of payment and performance dated as of the date of this Agreement to be executed by Guarantors for the benefit of FFCA with respect to the Loan, as the same may be amended from time to time.

     "Indemnified Parties" has the meaning set forth in Section 12.

     "Interest Expense" has the meaning set forth in Section 7.B.

     "Loan" means the loan described in Section 2.

     "Loan Amount" means $475,000.00.

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     "Loan Documents" means, collectively, this Agreement, the Note, and all other documents executed in connection therewith or contemplated thereby.

     "Net Income" has the meaning set forth in Section 7.B.

     "Note" means the promissory note dated as of the date of this Agreement to be executed by Debtor in favor of FFCA, as the same may be amended from time to time.

     "Operating Lease Expense" has the meaning set forth in Section 7.B.

     "Other Agreements" means, collectively, all agreements and instruments between, among or by (1) any of the Debtor Entities, and, or for the benefit of,
(2) any of the FFCA Entities, including, without limitation, promissory notes and guaranties but excluding the Loan Documents.

     "Participation" has the meaning set forth in Section 13.P.

     "Person" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

     "Securitization" means one or more sales, dispositions, transfers or assignments by FFCA or any of the other FFCA Entities to a special purpose corporation, trust or other entity identified by FFCA or any of the other FFCA Entities of notes evidencing obligations to repay secured or unsecured loans owned by FFCA or any of the other FFCA Entities (and, to the extent applicable, the subsequent sale, transfer or assignment of such notes to another special purpose corporation, trust or other entity identified by FFCA or any of the other FFCA Entities), and the issuance of bonds, certificates, notes or other instruments evidencing interests in pools of such loans, whether in connection with a permanent asset securitization or a sale of loans in anticipation of a permanent asset securitization. Each Securitization shall be undertaken in accordance with all requirements which may be imposed by the investors or the rating agencies involved in each such sale, disposition, transfer or assignment or which may be imposed by applicable securities, tax or other laws or regulations, including, without limitation, laws relating to FFCA's status as a real estate investment trust.

     "Securitized Loan Pool" means any pool or group of loans that are a part of any Securitization.

     "Transfer" has the meaning set forth in Section 13.P.

     2. Transaction. On the terms and subject to the conditions set forth in the Loan Documents, FFCA shall make the Loan. The Loan will be evidenced by the Note. Guarantors will provide further security for the Loan by executing and delivering the Guaranty. Debtor shall repay the outstanding principal amount of the Loan together with interest thereon in the manner and in accordance with the terms and conditions of the Note and the other Loan Documents. The Loan shall be advanced at the Closing in cash or otherwise immediately available funds subject to any prorations and adjustments required by this Agreement.

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     3.   Underwriting, Site Assessment, Valuation, Processing and Commitment
Fee. Debtor paid FFCA and received a credit by FFCA pursuant to the Commitment for one-half of the Fee pursuant to the Commitment, and such portion was deemed nonrefundable and fully earned when received. The remainder of the Fee shall be paid at the Closing and shall be deemed nonrefundable and fully earned upon the Closing. The Fee constitutes FFCA's underwriting, site assessment, valuation, processing and commitment fee. In the event the transaction set forth in this Agreement fails to close due to a breach or default by Debtor under this Agreement, FFCA shall retain the portion of the Fee received by FFCA (without affecting or limiting FFCA's remedies set forth in this Agreement).

     4. Closing. (a) The Loan shall be closed (the "Closing") within 30 days following the satisfaction of all of the terms and conditions contained in this Agreement, but in no event shall the date of the Closing be extended beyond June 1, 1999, unless such extension shall be approved by FFCA in its sole discretion (the date on which the Closing shall occur is referred to herein as the "Closing Date").

     (b) All costs of the transaction described in this Agreement shall be borne by Debtor, including, without limitation, the attorneys' fees of Debtor, attorneys' fees and expenses of FFCA, FFCA's in-house costs and fees, and escrow fees. The Closing Documents shall be dated as of the Closing Date.

     5. Representations and Warranties of FFCA. The representations and warranties of FFCA contained in this Section are being made by FFCA as of the date of this Agreement and the Closing Date to induce Debtor to enter into this Agreement and consummate the transactions contemplated herein, and Debtor has relied, and will continue to rely, upon such representations and warranties from and after the execution of this Agreement and the Closing. FFCA represents and warrants to Debtor as follows:

          A. Organization of FFCA. FFCA has been duly formed, is validly existing and has taken all necessary action to authorize the execution, delivery and performance by FFCA of this Agreement.

          B. Authority of FFCA. The person who has executed this Agreement on behalf of FFCA is duly authorized so to do.

          C. Enforceability. Upon execution by FFCA, this Agreement shall constitute the legal, valid and binding obligation of FFCA, enforceable against FFCA in accordance with its terms.

     All representations and warranties of FFCA made in this Agreement shall survive the Closing.

     6. Representations and Warranties of Debtor. The representations and warranties of Debtor contained in this Section are being made by Debtor as of the date of this Agreement and the Closing Date to induce FFCA to enter into this Agreement and consummate the transactions contemplated herein, and FFCA has relied, and will continue to rely, upon such

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representations and warranties from and after the execution of this Agreement and the Closing. Debtor represents and warrants to FFCA as follows:

          A. Information and Financial Statements. Debtor has delivered to FFCA financial statements (either audited financial statements or, if Debtor does not have audited financial statements, certified financial statements) and certain other information concerning itself and Guarantors, which financial statements and other information are true, correct and complete in all material respects; and no material adverse change has occurred with respect to any such financial statements and other information provided to FFCA since the date such financial statements and other information were prepared or delivered to FFCA. Debtor understands that FFCA is relying upon such financial statements and information and Debtor represents that such reliance is reasonable. All such financial statements were prepared in accordance with GAAP and accurately reflect as of the date of this Agreement and the Closing Date, the financial condition of each individual or entity to which they pertain.

          B. Organization and Authority. (1) Debtor is duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation, and qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in any jurisdiction where such qualification is required. All necessary corporate, partnership or limited liability company action has been taken to authorize the execution, delivery and performance of this Agreement and of the other Loan Documents.

          (2) The person(s) who have executed this Agreement on behalf of Debtor are duly authorized so to do.

          C. Enforceability of Documents. Upon execution by Debtor and Guarantors, as applicable, this Agreement and the other Loan Documents shall constitute the legal, valid and binding obligations of Debtor and Guarantors, respectively, enforceable against Debtor and Guarantors in accordance with their respective terms.

          D. Litigation. There are no suits, actions, proceedings or investigations pending or threatened against or involving Debtor, Guarantors or any property of Debtor or Guarantors before any arbitrator or Governmental Authority which might reasonably result in any material adverse change in the contemplated business, condition, worth or operations of Debtor or Guarantors.

          E. Absence of Breaches or Defaults. Debtor and Guarantors are not, and the authorization, execution, delivery and performance of this Agreement and the other Loan Documents will not result, in any breach or default under any other document, instrument or agreement to which Debtor and/or any Guarantor is a party or by which Debtor or any of the property of Debtor or Guarantors is subject or bound. The authorization, execution, delivery and performance of this Agreement and the other Loan Documents will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order.

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          F.     No Other Agreements and Options. Neither Debtor, any Guarantor
     nor any property of Debtor or Guarantors is subject to any commitment, obligation, or agreement, including, without limitation, any right of first refusal, option to purchase or lease granted to a third party, which could or would prevent or hinder FFCA in making the Loan or prevent or hinder Debtor and Guarantors from fulfilling their obligations under this Agreement or the other Loan Documents.

          G. No Reliance. Debtor acknowledges that FFCA did not prepare or assist in the preparation of any of the projected financial information used by Debtor in analyzing the economic viability and feasibility of the transaction contemplated by this Agreement. Furthermore, Debtor acknowledges that it has not relied upon, nor may it hereafter rely upon, the analysis undertaken by FFCA in determining the Loan Amount, and such analysis will not be made available to Debtor.

     All representations and warranties of Debtor made in this Agreement shall be and will remain true and complete in all respects as of and subsequent to the Closing Date as if made and restated in full as of such time and shall survive the Closing.

     7. Covenants. Debtor covenants to FFCA from and after the Closing Date as follows:


          A. Inspections. Debtor shall, at all reasonable times, (i) provide FFCA and FFCA's officers, employees, agents, advisors, attorneys, accountants, architects, and engineers with access to all properties of Debtor, all drawings, plans, and specifications for all properties of Debtor in possession of Debtor or Guarantors, all engineering reports relating to all properties of Debtor in the possession of Debtor or Guarantors, the files, correspondence and documents relating to all properties of Debtor, and the financial books and records, including lists of delinquencies, relating to the ownership, operation, and maintenance of all properties of Debtor (including, without limitation, any of the foregoing information stored in any computer files), and (ii) allow such persons to make such inspections, tests, copies, and verifications as FFCA considers necessary.


          B. Corporate Fixed Charge Coverage Ratio. Until such time as all of Debtor's obligations under the Notes and the other Loan Documents are paid, satisfied and discharged in full, Debtor shall maintain a Corporate Fixed Charge Coverage Ratio of at least 1.25:1, as determined on the last day of Debtor's fiscal year. For purposes of this Section, the term "Corporate Fixed Charge Coverage Ratio" shall mean with respect to the twelve month period of time immediately preceding the date of determination, the ratio calculated for such period of time, each as determined in accordance with GAAP, of (a) the sum of Net Income, Depreciation and Amortization, Interest Expense and Operating Lease Expense, minus income taxes or charges equivalent to income taxes allocable to the period of determination, to (b) the sum of Operating Lease Expense, scheduled principal payments of long term Debt, scheduled maturities of all Capital Leases and Interest Expense (excluding non-cash interest expense and amortization of non-cash financing expenses).

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     For purposes of this Section, the following terms shall be defined as set forth below:

     "Capital Lease" shall mean all leases of any property, whether real, personal or mixed, by Debtor or any of the other Debtor Entities, as applicable, which lease would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of Debtor. The term "Capital Lease" shall not include any operating lease.

     "Debt" shall mean, for the period of determination, (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, indentures, notes or similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations under leases which should be, in accordance with GAAP, recorded as Capital Leases, and (v) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

     "Depreciation and Amortization" shall mean the depreciation and amortization accruing during any period of determination with respect to Debtor, as determined in accordance with GAAP.

     "Interest Expense" shall mean for any period of determination, the sum of all interest accrued or which should be accrued in respect of all Debt of Debtor, as determined in accordance with GAAP.

     "Net Income" shall mean with respect to the period of determination, the net income or net loss of Debtor. In determining the amount of Net Income, (i) adjustments shall be made for nonrecurring gains and losses or non-cash items allocable to the period of determination, (ii) deductions shall be made for, among other things, Depreciation and Amortization, Interest Expense, and Operating Lease Expense allocable to the period of determination, and a corporate overhead expense equal to five percent (5%) of Debtor's gross sales attributable to the period of determination, and (iii) no deductions shall be made for (X) minority interest expense or (Y) income taxes or charges equivalent to income taxes allocable to the period of determination, as determined in accordance with GAAP.

     "Operating Lease Expense" shall mean the sum of all payments and expenses incurred by Debtor, collectively, under any operating leases during the period of determination, as determined in accordance with GAAP.

     C. Lost Note. Debtor shall, if the Note is mutilated, destroyed, lost or stolen (a "Lost Note"), promptly deliver to FFCA, upon receipt of an affidavit from FFCA stipulating that such Note has been mutilated, destroyed, lost or stolen, in substitution therefor, a new promissory note containing the same terms and conditions as such Lost Note with a notation thereon of the unpaid principal and accrued and unpaid interest. Debtor shall provide

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fifteen (15) days' prior notice to FFCA before making any payments to third parties in connection with a Lost Note.

     D. Affiliate Transactions. Unless otherwise approved by FFCA, all transactions between Debtor and any of its Affiliates shall be on terms substantially as advantageous to Debtor as those which could be obtained by Debtor in a comparable arm's length transaction with a non-Affiliate of Debtor.

     E.  Reporting Obligations. Debtor shall provide to FFCA the following:

         (i) Financial Statements. Complete financial statements of Debtor and Guarantors including a balance sheet, profit and loss statement, statement of cash flows and all other related schedules for the fiscal period then ended: (a) with respect to Debtor, within 45 days after the end of each fiscal quarter and within 120 days after the end of each fiscal year of Debtor; and (b) with respect to Guarantors, within 120 days after the end of each fiscal year and upon request by FFCA, within 45 days after the end of each fiscal quarter of Guarantors. All such financial statements shall be prepared in accordance with GAAP and shall be certified to be accurate and complete by Debtor (or the treasurer or other appropriate officer of Debtor) and Guarantors, as applicable. Debtor understands that FFCA is relying upon such financial statements and Debtor represents that such reliance is reasonable. The financial statements delivered to FFCA need not be audited, but Debtor and Guarantors shall deliver to FFCA copies of any audited financial statements of Debtor and Guarantors which may be prepared, as soon as they are available.

         (ii) Event of Default. Promptly, but in any event within five days after Debtor becomes aware of an Event of Default, written notification to an officer of FFCA specifying the nature and period of existence thereof and what action Debtor is taking or proposes to take with respect thereto.

         (iii) Litigation. Within ten days after Debtor or Guarantors become aware of any action, suit or proceeding pending or threatened in writing against or involving Debtor or any Guarantor or any property of Debtor or any Guarantor, except for those actions, suits or proceedings (1) for which damages of less than $250,000 have been sought, threatened or are likely to be incurred and (2) which Debtor and Guarantors in good faith determine will be covered by insurance (including worker's compensation claims), Debtor and Guarantors shall notify FFCA of such action, suit or proceeding and in such notice specify the nature thereof, whether the alleged liability therein is covered by insurance then in effect and, if so covered, the monetary coverage thereof, and what action Debtor and Guarantors are taking or proposes to take with respect thereto.

         (iv) Auditors' Reports. Promptly upon receipt thereof, a copy of each report submitted to Debtor or Guarantors, as applicable, by independent

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          accountants in connection with any annual, interim or special audit made of the books of Debtor or Guarantors.

              (v) Other Information. Promptly after the receipt of written request therefor, information concerning Debtor that is required to satisfy all requirements applicable to FFCA pursuant to the Securities Exchange Act of 1934 and all other regulatory laws applicable to FFCA or to which FFCA is subject or bound.

          F. Payment of Taxes, Etc. Unless Debtor shall contest the amount or validity thereof in the manner described below, Debtor shall pay all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien upon any of its properties. Debtor may, at its own expense, contest or cause to be contested such taxes, assessments, governmental charges or levies or other claims (i) in good faith, (ii) by proper proceedings, and (iii) provided Debtor shall have furnished the security as may be required by such proceeding.

          G. Organization of Debtor. Debtor shall continue to be a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction and qualified to do business in any jurisdiction where such qualification is required.

          H. Licenses, Permits, Consents and Approvals. Debtor shall maintain in full force and effect all required licenses, permits, consents and approvals, both governmental and private, to use and operate its assets and conduct its business in the intended manner.

          I. Disposition of Assets. Debtor shall not, directly or indirectly, sell, assign, lease, transfer or otherwise dispose of all or substantially all of its assets. Debtor shall not transfer or dispose of any material part of its assets except for: (a) full and fair consideration and reasonably equivalent value; or (b) cash transfers and payments to any equity holder or other Debtor Entity to the extent that they do not render Debtor insolvent, impair or impede Debtor's ability to meet all of its obligations to FFCA as and when they become due, or result in, or with the passage of time or the giving of notice, would result in, an Event of Default.

     8. Transaction Characterization. This Agreement is a contract to extend a financial accommodation (as such term is used in the Code) for the benefit of Debtor. It is the intent of the parties hereto that the business relationship created by this Agreement, the Note, and the other Loan Documents is solely that of creditor and debtor and has been entered into by both parties in reliance upon the economic and legal bargains contained in the Loan Documents. None of the agreements contained in the Loan Documents is intended, nor shall the same be deemed or construed, to create a partnership between Debtor and FFCA, to make them joint venturers, to make Debtor an agent, legal representative, partner, subsidiary or employee of FFCA, nor to make FFCA in any way responsible for the debts, obligations or losses of Debtor.

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     9.   Conditions of Closing. The obligation of FFCA to consummate the transaction contemplated by this Agreement is subject to the fulfillment or waiver of each of the following conditions:

          A. Compliance With Representations, Warranties and Covenants. All obligations of Debtor under this Agreement shall have been fully performed and complied with, and no event shall have occurred or condition shall exist which would, upon the Closing Date, or, upon the giving of notice and/or passage of time, constitute a breach or default hereunder or under the Loan Documents or any other agreement between or among FFCA and Debtor pertaining to the subject matter hereof, and no event shall have occurred or condition shall exist or information shall have been disclosed by Debtor or any Guarantor or discovered by FFCA which has had or would have a material adverse effect on Debtor or Guarantors or FFCA's willingness to consummate the transaction contemplated by this Agreement, as determined by FFCA in its sole and absolute discretion.

          B. Opinion of Counsel to Debtor and Guarantors. Debtor and Guarantors shall have caused Counsel to prepare and deliver an opinion to FFCA in form and substance satisfactory to FFCA and its counsel.

          C. Availability of Funds. FFCA presently has sufficient funds to discharge its obligations under this Agreement. In the event that the transaction contemplated by this Agreement does not close on or before the date established for Closing under Section 3(a) hereof, FFCA does not warrant that it will thereafter have sufficient funds to consummate the transaction contemplated by this Agreement.

          D. Closing Documents. At or prior to the Closing Date, Debtor and Guarantors, as applicable, shall execute and deliver or cause to be executed and delivered to FFCA, as may be appropriate, all documents required to be delivered by this Agreement, and such other documents, payments, instruments and certificates, as FFCA may require in form acceptable to FFCA, including, without limitation, the Note and Guaranty.

Upon fulfillment or waiver of all of the above conditions, FFCA shall cause the transaction contemplated herein to close in accordance with the terms and conditions of this Agreement.

     10. Default and Remedies. A. Each of the following shall be deemed an event of default by Debtor (each, an "Event of Default"):

          (1) If any representation or warranty of Debtor or any Guarantor set forth in any of the Loan Documents is false in any material respect, or if Debtor or any Guarantor renders any false statement or account.

          (2) If any principal, interest or other monetary sum due under the Note or any other Loan Document is not paid within five days after the date when due; provided, however, notwithstanding the occurrence of such an Event of Default, FFCA shall not be entitled to exercise its rights and remedies set forth below unless and until FFCA shall

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     have given Debtor notice thereof and a period of five days from the delivery of such notice shall have elapsed without such Event of Default being cured.

          (3) If Debtor fails to observe or perform any of the other covenants, conditions, or obligations of this Agreement or the other Loan Documents (except with respect to a breach of the Corporate Fixed Charge Coverage Ratio, which is addressed in subitem [6] below); provided, however, if any such failure does not involve the payment of any monetary sum, is not willful or intentional, does not place any rights or property of FFCA in immediate jeopardy, and is within the reasonable power of Debtor to promptly cure after receipt of notice thereof, all as determined by FFCA in its reasonable discretion, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until FFCA shall have given Debtor notice thereof and a period of 30 days shall have elapsed, during which period Debtor may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be cured within such 30-day period, as determined by FFCA in its reasonable discretion, and Debtor is diligently pursuing a cure of such failure, then Debtor shall have a reasonable period to cure such failure beyond such 30-day period, which shall not exceed 90 days after receiving notice of the failure from FFCA. If Debtor shall fail to correct or cure such failure within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required.

          (4) If Debtor or any Guarantor becomes insolvent within the meaning of the Code, files or notifies FFCA that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, an "Action"), becomes the subject of either a petition under the Code or an Action, or is not generally paying its debts as the same become due.

          (5) If there is an "Event of Default" under any other Loan Document or a breach or default, after the passage of all applicable notice and cure or grace periods, under any of the Other Agreements.

          (6) If there is a breach of the Corporate Fixed Charge Coverage Ratio requirement and FFCA shall have given Debtor notice thereof and Debtor shall have failed within a period of 30 days from the delivery of such notice to either (i) pay to FFCA the FCCR Amount (without premium or penalty) as is necessary to cure the breach of the Corporate Fixed Charge Coverage Ratio requirement or (ii) prepay the Note in whole but not in part (without premium or penalty). For purposes of the preceding sentence, "FCCR Amount" means that sum of money which, when subtracted from the outstanding principal amount of the Note, and assuming the resulting principal balance is reamortized in equal monthly payments over the remaining term of the Note at the rate of interest set forth therein, will result in an adjusted Corporate Fixed Charge Coverage Ratio of at least 1.25:1 based on the prior year's operations. Promptly after Debtor's payment of the

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     FCCR Amount, Debtor and FFCA shall execute an amendment to the Note in form and substance reasonably acceptable to FFCA reducing the principal amount payable to FFCA under the Note and reamortizing the principal amount of the
     Note in equal monthly payments over the then remaining term of the Note at the rate of interest set forth therein.

     B. Upon the occurrence of an Event of Default, subject to the limitations set forth in subsection A, FFCA may declare all or any part of the obligations of Debtor under the Note, this Agreement and any other Loan Document to be due and payable, and the same shall thereupon become due and payable without any presentment, demand, protest or notice of any kind except as otherwise expressly provided herein, and Debtor hereby waives notice of intent to accelerate the obligations and notice of acceleration. Thereafter, FFCA may exercise, at its option, concurrently, successively or in any combination, all remedies available at law or in equity, including without limitation any one or more of the remedies available under the Note or any other Loan Document. Neither the acceptance of this Agreement nor its enforcement shall prejudice or in any manner affect FFCA's right to realize upon or enforce any other security now or hereafter held by FFCA, it being agreed that FFCA shall be entitled to enforce this Agreement and any other security now or hereafter held by FFCA in such order and manner as it may in its absolute discretion determine. No remedy herein conferred upon or reserved to FFCA is intended to be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to FFCA, or to which FFCA may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by FFCA.

     11. Assignments. A. FFCA may assign in whole or in part its rights under this Agreement, including, without limitation, in connection with any Transfer, Participation and/or Securitization. Upon any unconditional assignment of FFCA's entire right and interest hereunder, FFCA shall automatically be relieved, from and after the date of such assignment, of liability for the performance of any obligation of FFCA contained herein.

     B. Debtor shall not, without the prior written consent of FFCA, sell, assign, transfer, mortgage, convey, encumber or grant any rights or interests of any kind in any of Debtor's rights under this Agreement, any of the other Loan Documents or any interest in Debtor, whether voluntarily, involuntarily or by operation of law or otherwise, including, without limitation, by merger, consolidation, dissolution or otherwise.

     12. Indemnity. Debtor agrees to indemnify, hold harmless and defend FFCA and its directors, officers, shareholders, employees, successors, assigns, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, lenders, mortgagees, trustees and invitees, as applicable (collectively, the "Indemnified Parties"), for, from and against any and all losses, costs, claims, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and court costs, arising as the result of a breach of any of the representations, warranties, covenants, agreements or obligations of Debtor set forth in this Agreement or any other Loan Document. Without limiting the generality of the foregoing, such indemnity shall include, without limitation, any engineering, governmental inspection and reasonable attorneys' fees and expenses that the Indemnified Parties may incur by reason of any representation set forth in this Agreement or any other Loan Document being false, or by reason of any investigation or claim of any Governmental Authority in connection therewith.

     13.  Miscellaneous Provisions.

          A. Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by (i) had delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next Business Day, if delivered by express overnight delivery service, or (d) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

          If to Debtor:            William E. Prather
                                   President and Chief Executive Officer
                                   M&B Restaurants, LC
                                   28210 Dorothy Drive
                                   Agoura Hills, California 91301
                                   Telephone: (818) 889-8740
                                   Telecopy:  (818) 889-4726

          If to FFCA:              Dennis L. Ruben, Esq.
                                   Executive Vice President and General Counsel
                                   FFCA Acquisition Corporation
                                   17207 North Perimeter Drive
                                   Scottsdale, AZ 85255
                                   Telephone: (602) 585-4500
                                   Telecopy:  (602) 585-2226

          B. Commission. FFCA and Debtor represent and warrant to each other that they have dealt with no broker, agent, finder or other intermediary in connection with the transactions contemplated by this Agreement. FFCA and Debtor shall indemnify and hold each other harmless from and against any costs, claims or expenses, including attorneys' fees, arising out of the breach of their respective representations and warranties contained within this Section.

          C. Waiver and Amendment. No provisions of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

          D. Captions. Captions are used throughout this Agreement for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

          E. FFCA's Liability. Notwithstanding anything to the contrary provided in this Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement by FFCA, that (i) there shall be absolutely no personal liability on the part of any shareholder, director, officer or employee of FFCA, with respect to any of the terms, covenants and conditions of this Agreement or the other Loan Documents, (ii) Debtor waives all claims, demands and causes of action against FFCA's officers, directors, employees and agents in the event of any breach by FFCA of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by FFCA and
     (iii) Debtor shall look solely to the assets of FFCA for the satisfaction of each and every remedy of Debtor in the event of any breach by FFCA of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by FFCA, such exculpation of liability to be absolute and without any exception whatsoever.

          F. Severability. The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

          G. Construction Generally. This is an agreement between parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and is entered into by both parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Debtor and FFCA were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.

          H. Other Documents. Each of the parties agrees to sign such other and further documents as may be appropriate to carry out the intentions expressed in this Agreement.

          I. Attorneys' Fees. In the event of any judicial or other adversarial proceeding between the parties concerning this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and other costs in addition to any other relief to which it may be entitled. References in this Agreement to the attorneys' fees and/or costs of FFCA shall mean both the fees and costs of independent outside counsel retained by FFCA with respect to this transaction and the fees and costs of FFCA's in-house counsel incurred in connection with this transaction.

          J. Entire Agreement. This Agreement and the other Loan Documents, together with any other certificates, instruments or agreements to be delivered in connection therewith, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Debtor and FFCA with respect to the subject matter of this Agreement. Notwithstanding anything in this Agreement to the contrary, upon the execution and delivery of this Agreement by Debtor and FFCA, the Commitment shall be deemed null and void and of no further force and effect and the terms and conditions of this Agreement shall control notwithstanding that such terms may be inconsistent with or vary from those set forth in the Commitment.

     K. Forum Selection; Jurisdiction; Venue; Choice of Law. Debtor acknowledges that this Agreement was substantially negotiated in the State of Arizona, the Agreement was signed by FFCA in the State of Arizona and delivered by Debtor in the State of Arizona, all payments under the Note will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Agreement, the parties hereto hereby expressly submit the jurisdiction of all federal and state courts located in the State of Arizona and Debtor consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Debtor waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement shall be governed by and construed under the laws of the State of Arizona, without giving effect to its principles of conflicts of law. Nothing in this Section shall limit or restrict the right of FFCA to commence any proceeding in federal or state courts located outside of Arizona to the extent FFCA deems such proceeding necessary or advisable to exercise remedies available under this Agreement or the other Loan Documents.

     L. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

     M. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Debtor and FFCA and their respective successors and permitted assigns, including, without limitation, any United States trustee, any debtor in possession or any trustee appointed from a private panel.

     N. Survival. Except for the conditions of Closing set forth in Section 9, which shall be satisfied or waived as of the Closing Date, all representations, warranties, agreements, obligations and indemnities of Debtor and FFCA set forth in this Agreement shall survive the Closing.

     O. Waiver of Jury Trial and Punitive, Consequential, Special and Indirect Damages. DEBTOR AND FFCA HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE

     PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM FFCA AND ANY OF FFCA'S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY DEBTOR AGAINST FFCA OR ANY OF FFCA'S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY DEBTOR OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

          P. Transfer, Participations and Securitization. (1) A material inducement to FFCA's willingness to complete the transactions contemplated by the Loan Documents is Debtor's agreement that FFCA may, at any time, sell, transfer or assign the Note and/or any of the other Loan Documents, and any or all servicing rights with respect thereto (each, a "Transfer"), or grant participations in the Note and/or any of the other Loan Documents (each, a "Participation"), or complete a Securitization with respect to the Note and/or any of the other Loan Documents.

         (2) Debtor agrees to cooperate in good faith with FFCA in connection with any such Transfer, Participation and/or Securitization of the Note and/or any of the other Loan Documents, including, without limitation, (i) providing such documents, financial and other data, and other information and materials (the "Disclosures") which would typically be required with respect to Debtor and Guarantors by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or Securitization, as applicable; provided, however, Debtor and Guarantors shall not be required to make Disclosures of any confidential information or any information which has not previously been made public unless required by applicable federal or state securities laws; and (ii) amending the terms of the transactions evidenced by the Loan Documents to the extent necessary so as to satisfy the requirements of purchasers, transferees, assignees, servicers, participants, investors or selected rating agencies involved in any such Transfer, Participation or Securitization, so long as such amendments would not have a material adverse effect upon Debtor, Guarantors or the transactions contemplated hereunder.

          (3) Debtor consents to FFCA providing the Disclosures, as well as any other information which FFCA may now have or hereafter acquire with respect to the financial condition of Debtor and Guarantors or any property of Debtor or Guarantors to each purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or Securitization, as applicable. FFCA and Debtor (and their respective Affiliates) shall each pay their own attorneys fees and other out-of-pocket expenses incurred in connection with the performance of their respective obligations under this Section.

          (4) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents:

                 (a) a breach or default, after the passage of all applicable notice and cure or grace periods, under any Loan Document or Other Agreement which relates to a loan or sale/leaseback transaction which has not been the subject of a Securitization shall not constitute an Event of Default or a breach or default, as applicable, under any Loan Document or Other Agreement which relates to a loan which has been the subject of a Securitization;

                 (b) a breach or default, after the passage of all applicable notice and cure or grace periods, under any Loan Document or Other Agreement which relates to a loan which is included in any Securitized Loan Pool shall not constitute an Event of Default or a breach or default, as applicable, under any Loan Document or Other Agreement which relates to a loan which is included in any other Securitized Loan Pool;

                 (c) the Loan Documents corresponding to the Notes in any Securitized Loan Pool shall not secure the obligations of any of the Debtor Entities contained in any Loan Document or Other Agreement which does not correspond to a loan in such Securitized Loan Pool; and

                 (d) the Loan Documents and Other Agreements which do not correspond to a loan in any Securitized Loan Pool shall not secure the obligations of any of the Debtor Entities contained in any Loan Document or Other Agreement which does correspond to a loan in such Securitized Loan Pool.

          Q. Confidentiality. Debtor and FFCA shall not make any public announcements concerning the Loan without the prior written consent of the other, except as may be required by law or judicial action.

     IN WITNESS WHEREOF, Debtor and FFCA have entered into this Agreement as of the date first above written.

                                       FFCA:

                                       FFCA ACQUISITION CORPORATION, a
                                       Delaware corporation



                                       By  /s/ Stephen Y. Schwanz
                                         ---------------------------------------
                                       Printed Name  Stephen Y. Schwanz
                                                   -----------------------------
                                       Its  Senior Vice President
                                          --------------------------------------


                                       DEBTOR:

                                       M&B RESTAURANTS, LC, a Texas limited
                                       liability company


                                       By  William E. Prather
                                         ---------------------------------------
                                           William E. Prather
                                           President and Chief Executive Officer


STATE OF ARIZONA          )
                          )SS.
COUNTY OF MARICOPA        )


     The foregoing instrument was acknowledged before me on June 7, 1999 by Stephen Y. Schwanz, Senior V.P. of FFCA Acquisition Corporation, a Delaware corporation, on behalf of the corporation.


                                        /s/ Michelle M. Tegels
                                       ----------------------------------------
                                       Notary Public


My Commission Expires:             ---------------------------------------------
                                                         OFFICIAL SEAL
      6/21/2000                                       MICHELLE M. TEGELS
------------------------            [SEAL]     Notary Public - State of Arizona
                                                        MARICOPA COUNTY
                                                My Comm. Expires June 21, 2000
                                   ---------------------------------------------

STATE OF  California     )
        -----------------
                         )SS.
COUNTY OF  Ventura       )
         ----------------


     The foregoing instrument was acknowledged before me on May 28, 1999 by William E. Prather, president and chief executive officer of M&B Restaurants, LC, a Texas limited liability company, on behalf of the limited liability company.


                                       Lani Marie Jassem, Notary Public
                                       ------------------------------------
                                       Notary Public
                                                      /s/ Lani Marie Jassem

My Commission Expires:

  April 5, 2003
---------------------
                                 --------------------------------------
                                               LANI MARIE JASSEM
                                             Commission # 1215168
                                  [SEAL]  Notary Public - California
                                                Ventura County
                                         My Comm. Expires Apr 5, 2003
                                 --------------------------------------